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Exhibit 99.2

Form of Notice of Guaranteed Delivery

RHODIA
NOTICE OF GUARANTEED DELIVERY

7.625% Senior Notes due 2010
8.000% Senior Notes due 2010
8.875% Senior Subordinated Notes due 2011
9.250% Senior Subordinated Notes due 2011

that have been registered under the Securities Act of 1933 for any and all

Original 7.625% Senior Notes due 2010
Original 8.000% Senior Notes due 2010
Original 8.875% Senior Subordinated Notes due 2011
Original 9.250% Senior Subordinated Notes due 2011

        As set forth in the prospectus dated            , 2003, of Rhodia and in the accompanying letter of transmittal and instructions thereto, this form or one substantially equivalent hereto must be used to accept Rhodia's offer to exchange 7.625% senior notes due 2010, 8.000% senior notes due 2010, 8.875% senior subordinated notes due 2011 and 9.250% senior subordinated notes due 2011 that have been registered under the Securities Act of 1933, as amended, for any and all outstanding original 7.625% senior notes due 2010, 8.000% senior notes due 2010, 8.875% senior subordinated notes due 2011 and 9.250% senior subordinated notes due 2011 issued on May 28, 2003, if (i) certificates representing the original senior notes or original senior subordinated notes to be tendered for exchange are not lost but are not immediately available, (ii) time will not permit the letter of transmittal, certificates representing such original senior notes or original senior subordinated notes or other required documents to reach the applicable exchange agent prior to the Expiration Date (as defined herein) or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined in the letter of transmittal) by mail or hand delivery or transmitted, via telegram, telex or facsimile, to the applicable exchange agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the prospectus.

        The exchange offer for the original dollar senior notes or the original dollar senior subordinated notes will expire at 5:00 p.m., New York City time, and the exchange offer for the original euro senior notes or original euro senior subordinated notes will expire at 4:00 p.m., Luxembourg time, on    , 2003 (the "Expiration Date") unless the offer is extended by Rhodia. Tenders of original dollar senior notes or original dollar senior subordinated notes may be withdrawn at any time prior to 5:00 p.m., New York City time, and tenders of original euro senior notes or original euro senior subordinated notes may be withdrawn at any time prior to 4:00 p.m., Luxembourg time, on the Expiration Date.

To: BNP Paribas Securities Services Luxembourg branch, Exchange Agent

By Hand or Overnight Courier:
BNP Paribas Securities Services
Luxembourg branch
Attention: Global Corporate Trust

By Facsimile Transmission:
+ 352 2696-9757

Confirm by Telephone:
+352 2696-2549

To: BNP Paribas Dollar Notes Exchange Agent

By Hand or Overnight Courier:
BNP Paribas
New York branch
Attention: Max Sanchez-Martinez

By Facsimile Transmission:
(212) 841-2717

Confirm by Telephone:
(212) 841-3414

        Delivery of this instrument to an address, or transmission via facsimile with confirmation, other than to the applicable exchange agent as set forth above will not constitute a valid delivery. The method of delivery of all documents, including certificates, is at the risk of the holder. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. You should read the instructions accompanying the letter of transmittal carefully before you complete this notice of guaranteed delivery.

        This instrument is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

        The undersigned hereby tender(s) to Rhodia, upon the terms and subject to the conditions of the exchange offer as set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amounts of original senior notes or original senior subordinated notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus.

        The undersigned understands that tenders of original senior notes or original senior subordinated notes will be accepted only in authorized denominations. The undersigned understands that tenders of original dollar senior notes or original dollar senior subordinated notes pursuant to the exchange offer may not be withdrawn after 5:00 p.m., New York City time and that tenders of original euro senior notes or original euro senior subordinated notes pursuant to the exchange offer may not be withdrawn after 4:00 p.m. Luxembourg time, on the Expiration Date. Tenders of original senior notes or original senior subordinated notes may be withdrawn if the exchange offer is terminated or as otherwise provided in the prospectus.

        The undersigned understands that the exchange of original senior notes or original senior subordinated notes for exchange senior notes or exchange senior subordinated notes will only be made after receipt by the applicable exchange agent, within three (3) business days of the Expiration Date, of:

          (i)  a properly completed and duly executed letter of transmittal (or a facsimile thereof) with any required signature guarantees, or an agent's message in lieu thereof and

         (ii)  certificates representing the original senior notes or original senior subordinated notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such original senior notes or original senior subordinated notes into the exchange agent's account at The Depository Trust Company, Euroclear or Clearstream, pursuant to the procedure for book-entry transfer set forth in the prospectus).

        All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Principal amount of original 7.625% senior notes due 2010 tendered:*	Date: ________________________________________________
Principal amount of original 8.000% senior notes due 2012 tendered.**
Principal amount of original 8.875% senior subordinated notes due 2011 tendered.*
Principal amount of original 9.250% senior subordinated notes due 2011 tendered.**
Certificate no(s). of original senior notes or original senior subordinated notes (if available):	Name(s) of registered holder(s): Address: Area code and telephone no.:

If original senior notes or original senior subordinated notes will be delivered by book-entry transfer at The Depository Trust Company, Euroclear or Clearstream, insert account no.:	Signature(s) of registered holder(s) or authorized signatory:

*
Must be in denominations of principal amount of $1,000, and any integral multiple thereof.

**
Must be in denominations of principal amount of €1,000, and any integral multiple thereof.

        This notice of guaranteed delivery must be signed by the registered holder(s) of original senior notes or original senior subordinated notes exactly as its (their) name(s) appear on certificates for original senior notes or original senior subordinated notes or on a security position listing as the owner of original senior notes or original senior subordinated notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name:

Capacity:

Address(es):

        Do not send original senior notes or original senior subordinated notes with this form. Original senior notes and original senior subordinated notes should be sent to the applicable exchange agent, together with a properly completed and duly executed letter of transmittal.

GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that each holder of original senior notes or original senior subordinated notes on whose behalf this tender is being made "own(s)" the original senior notes or original senior subordinated notes covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (b) represents that such tender of original senior notes or original senior subordinated notes complies with such Rule 14e-4, and (c) guarantees that, within three (3) business days from the date of this notice of guaranteed delivery, a properly completed and duly executed letter of transmittal (or a facsimile thereof), or an agent's message in lieu thereof, together with certificates representing the original senior notes or original senior subordinated notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such original senior notes or original senior subordinated notes into the exchange agent's account at The Depository Trust Company, Euroclear or Clearstream, pursuant to the procedure for book-entry transfer set forth in the prospectus) and any other required documents will be deposited by the undersigned with the appropriate exchange agent.

        The undersigned acknowledges that it must deliver the letter of transmittal, or an agent's message in lieu thereof, and original senior notes or original senior subordinated notes tendered hereby to the appropriate exchange agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.

Name of Firm: ____________________________________	Authorized Signature: ____________________________________
Address: ____________________________________	Name ________________________________________________
Title: ________________________________________________

Area Code and Telephone No. ________________________

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  Exhibit 99.2